EXHIBIT 16 TO FORM 8-K



          September 19, 1995



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, DC  20549

          Gentlemen:

          We have read Item 4 of Form 8-K dated September 19, 1995, of Balcor Equity Pension Investors-III and are in agreement with the statements contained in the second and third paragraphs of Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                       /s/Ernst & Young LLP